EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Interests of Named Experts and Counsel” and to the use of our audit report dated May 13, 2009 (with the exception of Note 7, which is as of February 25, 2010) included in the Registration Statement on Form S-1/A Amendment #2 and related Prospectus of Neurokine Pharmaceuticals Inc. for the registration of its common stock.

/s/ SATURNA GROUP LLP

SATURNA GROUP CHARTERED ACCOUNTANTS LLP

Vancouver, Canada

March 3, 2010